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                                                               Exhibit 99(d)(ix)

                       INTER-AFFILIATE TRANSFER AGREEMENT

       THIS INTER-AFFILIATE TRANSFER AGREEMENT, dated as of May 1, 2003 ("Transfer Agreement"), is by and among Legg Mason Fund Adviser, Inc. ("LMFA"), Gray Seifert & Company, LLC (formerly known as Gray Seifert & Co., Inc.) ("Gray Seifert"), Barrett Associates, Inc. ("Barrett Associates") and Legg Mason Investors Trust, Inc. ("Investors Trust") on behalf of Legg Mason Financial Services Fund (the "Fund").

                                   WITNESSETH

WHEREAS, the Fund is a series of Investors Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

WHEREAS, LMFA is the investment adviser and administrator of the Fund pursuant to an advisory and administration agreement between LMFA and the Trust on behalf of the Fund; and

WHEREAS, LMFA and Gray Seifert have entered into a sub-advisory agreement dated as of October 5, 1999 ("Sub-Advisory Agreement"), under which Gray Seifert serves as investment sub-adviser of the Fund; and

WHEREAS, LMFA, Gray Seifert and Barrett Associates are all affiliated by virtue of being wholly or majority owned subsidiaries of Legg Mason, Inc.; and

WHEREAS, Gray Seifert desires to transfer its duties and obligations under the Sub-Advisory Agreement to Barrett Associates, and Barrett Associates is willing to accept the transfer and assume the duties and obligations under the Sub-Advisory Agreement on the terms and conditions set forth herein (the "transfer"); and

WHEREAS, LMFA and Investors Trust, on behalf of the Fund, have agreed to the proposed transfer; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. TRANSFER AND ASSUMPTION. The parties agree that the terms and conditions of the Sub-Advisory Agreement are incorporated herein by reference. Effective May 1, 2003, Gray Seifert hereby transfers, conveys and sets over all of its rights, interests, claims and entitlements under the Sub-Advisory Agreement to Barrett Associates and to its successors and assigns, to have and to hold the same forever, it being understood that such transfer, conveyance and set over will not result in the automatic termination of the Sub-Advisory Agreement as a result of an "assignment" within the meaning set forth in the 1940 Act and the regulations thereunder. The covenants, liabilities, duties and obligations of Gray Seifert under or in connection with or arising out of the Sub-Advisory Agreement are hereby undertaken, assumed and agreed to be performed or otherwise

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discharged when due by Barrett Associates. Except as herein provided, this
Transfer Agreement shall not be construed to modify, terminate or merge any rights any party to the Sub-Advisory Agreement has pursuant to the terms thereof, and the parties hereby confirm all of the terms and provisions of the Sub-Advisory Agreement as remaining in full force and effect.

2. CONSENT. Investors Trust, on behalf of the Fund, and LMFA each hereby consents and agrees to the foregoing transfer and assumption.

3. FURTHER ASSURANCES. Each of the parties agrees to execute and deliver, at its own expense, such further documents, and to do such further things, as another party may reasonably request in order to more fully effectuate the transactions contemplated by this Transfer Agreement.

4. GOVERNING LAW. This Transfer Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its conflict of laws provisions.

5. COUNTERPARTS. This Transfer Agreement may be executed in any number of counterparts, all of which when taken together shall constitute but one and the same instrument, and any of the parties hereto may execute this Transfer Agreement by signing any such counterpart.

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       IN WITNESS WHEREOF, the parties hereto have caused this Transfer
Agreement to be executed by their respective officers or other authorized signatories, thereunto duly authorized, as of the date above first written by counterparts or otherwise.

LEGG MASON INVESTORS TRUST, INC.
on behalf of Legg Mason Financial Services Fund



--------------------------------
Marc R. Duffy
Vice President and Secretary

GRAY SEIFERT & COMPANY, LLC



--------------------------------
By:     Christopher J. Elliman
Title:  President



BARRETT ASSOCIATES, INC.



--------------------------------
By:     Robert E. Harvey
Title:  President

LEGG MASON FUND ADVISER, INC.



--------------------------------
By:     Mark R. Fetting
Title:  President

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